CMS Adopts Final Regulatory Changes
for Hospitals Within Hospitals

     MECHANICSBURG, PENNSYLVANIA — August 3, 2004 — Select Medical Corporation (NYSE: SEM) today announced that the Centers for Medicare & Medicaid Services (“CMS”) adopted late yesterday final regulatory changes applicable to long-term acute care hospitals that are operated as “hospitals within hospitals”. The new rule will be effective for hospital cost reporting periods beginning on or after October 1, 2004. The rule has been posted on CMS’s website at http://www.cms.hhs.gov/providers/hipps/frnotices.asp. The new rule is complex and Select is currently evaluating the effect of the new rule on its business.

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     Select Medical Corporation is a leading operator of specialty hospitals in the United States. Select operates 83 long-term acute care hospitals in 25 states. Select operates four acute medical rehabilitation hospitals in New Jersey. Select is also a leading operator of outpatient rehabilitation clinics in the United States and Canada, with approximately 761 locations. Select also provides medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. Information about Select is available at http://www.selectmedicalcorp.com/.

     Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by Select with the Securities and Exchange Commission. Many of the factors that will determine Select’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Select undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor inquiries:

Joel Veit, 717/972-1100
ir@selectmedicalcorp.com